                                                                    Exhibit 16.1

October 26, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

We have read the statements made by Viskase Companies, Inc. (the "Company") included in the third paragraph of the "Experts" section of the Company's Registration Statement on Form S-4 (copy attached), which we understand will be filed with the Commission as part of the Company's Registration Statement dated October 27, 2004. We agree with the statements concerning our Firm in such Registration Statement.

Very truly yours,

/s/  PricewaterhouseCoopers LLP
-------------------------------
PricewaterhouseCoopers LLP